Exhibit 5.1
Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002-2730
Main Tel (713) 238-3000
Main Fax (713) 238-4888
www.mayerbrown.com
December 12, 2008

Re:	INX Inc. Registration Statement on Form S-3
Dear Ladies and Gentlemen:
We are acting as counsel to INX Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”), which has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of up to 1,893,880 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), including 1,808,150 Shares proposed to be offered by James H. Long, 50,000 Shares issuable upon the exercise of warrants by Strategic Growth International and 40,000 Shares issuable upon the exercise of warrants by Raymond James & Associates, Inc.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation, as amended, of the Company on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company as in effect on the date hereof, (iii) certain resolutions of the Board of Directors of the Company, as certified to us by a Company officer, (iv) a specimen certificate representing the Common Stock, and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. As to all matters of fact material to such opinion (where such facts have not been independently established) and the content and form of certain minutes, records, resolutions or other documents of the Company, we have relied upon representations and certificates of officers of the Company or public officials.
     In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies.
Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

Mayer Brown LLP
December 12, 2008

     Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares are or, in the case of Shares issuable on the exercise of warrants, upon valid exercise of the warrants will be, duly authorized, validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.
     We have made no investigation as to, and we express no opinion concerning, any laws other than the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of such Constitution, and we do not express any opinion herein concerning any other laws. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above-referenced registered sale of Shares and is not intended to be relied upon by any other person or for any other purpose.
Sincerely,
/s/ Mayer Brown LLP

Mayer Brown LLP